Exhibit 99.1

FOR IMMEDIATE RELEASE	MEDIA CONTACT
Nick Ortiz
Senior Vice President, Corporate Communications & Public Affairs
Direct: (661) 663-4212
Email: nortiz@tejonranch.com

Tejon Ranch Co. Announces Addition of Four Board Members

Election of Denise Gammon, Kenneth Yee, Jeff McCall and Eric Speron Continues Company’s Enhancement of the Board’s Expertise in Financial Analytics, Experience with Master Planned Developments and Advances Company’s Commitment to Diversity

TEJON RANCH, CA, November 5th 2024 – Tejon Ranch Co. (TRC: NYSE) is pleased to announce the election of four seasoned professionals to its Board of Directors – Denise Gammon, Kenneth Yee, Jeff McCall and Eric Speron. These new additions were elected by the Board of Directors to fill vacancies resulting from an increase in the number of directors, and to fill a vacancy that will arise following the December 11, 2024 retirement of long-time Director Geoffrey L. Stack. The new directors are part of a plan, with input from our shareholders prior to and following our annual shareholders meeting, to advance diversity and address succession planning for the Board of Directors.

Ms. Gammon, Mr. McCall and Mr. Speron join the Board of Directors effective as of November 4, 2024. Mr. Yee will join the Board effective December 11, 2024, following Director Stack’s retirement. Ms. Gammon, Mr. Yee, Mr. McCall and Mr. Speron bring added expertise to Tejon Ranch, further strengthening the Company’s commitment to sustainable development of its entitled land assets, while growing diversified cash flow streams. The new directors bring a diversity of experience and background from their decades of practical executive-level experience in banking, finance, law, accounting, land and master planned community development, and business operations. The election of these individuals is responsive to and is a component of the Company’s long-standing investor relations engagement, including direct meetings and interaction with Company investors, and the Board’s ongoing succession process to diversify and enhance a Board of Directors that is exceptionally qualified in areas of finance and capital formation, master planned communities, real estate, and the Company’s other operational units.

“We are pleased to welcome Ms. Denise Gammon, Mr. Kenneth Yee, Mr. Jeff McCall and Mr. Eric Speron to our Board of Directors,” said Norman Metcalfe, Chair of Tejon Ranch Co.’s Board of Directors. “Their extensive financial expertise and leadership with developers will be invaluable as we grow the Board’s diversity of experience and provide guidance for the Company’s future. Each candidate brings their own unique perspective and expertise, formed by their diverse backgrounds as individuals and business leaders. Together, we will continue to develop transformative communities and drive economic growth while preserving the natural beauty and heritage of Tejon Ranch.”

Ms. Denise Gammon, is a senior development executive with over three decades of experience in leading, managing, and consulting on a diverse range of real estate ventures across the United States. Her career encompasses 30 communities and includes roles with prominent development firms such as The Irvine Company, Forest City, and Holland Partner Group. Ms. Gammon has been instrumental in creating transformational master-planned communities, adaptive reuse projects, and mixed-use urban infill developments. Ms. Gammon’s visionary leadership and innovative approach to development have been the driving force behind many successful projects such as the redevelopment of Denver’s former international airport into a national model for sustainable, mixed-use development. Ms. Gammon has been involved in over $5 billion in land acquisitions, dispositions and project capitalizations. She excels at translating emerging market trends into relevant, long-term strategic plans. Ms. Gammon holds a Bachelor of Science in Business/Finance from the University of Colorado. She has been an active member of the Urban Land Institute since 1999.

“I am honored to join the Tejon Ranch Company’s Board of Directors,” said Ms. Gammon. “I look forward to working with each member of the Board and the executive team to continue the Company’s growth, while creating meaningful communities that support California’s economy and workforce.”

Mr. Kenneth Yee is a recognized leader in real estate capital markets with a focus on real estate debt markets. His career includes experience with commercial real estate debt placement, structuring of asset backed transactions to include both performing and nonperforming assets, and the underwriting of large commercial and multi-family loan pools. Mr. Yee has been involved in over $2 billion in real estate debt transactions. Mr. Yee presently serves as a director of Pacific Oak Strategic Opportunity REIT, providing strategic oversight to management. In that role, Mr. Yee serves as the Audit Committee Chairman. Mr. Yee holds a Master of Business Administration, a Master of Business Taxation, and a Bachelor of Science in Business Administration (graduating magna cum laude) from the University of Southern California, and a Juris Doctorate from the University of California, Los Angeles. Additionally, Mr. Yee holds a Master of Science in Real Estate Development from the Massachusetts Institute of Technology. Mr. Yee is also a Certified Public Accountant, attorney and Chartered Financial Analyst.

“I am very excited to have the opportunity to be a part of Tejon Ranch and work with the Board of Directors and management in implementing strategies to achieve future value for our stakeholders,” said Yee. “I believe my experience in real estate capital markets, and finance can be helpful in the accomplishment of Tejon’s goals.”

Mr. Jeff McCall is an accomplished executive in corporate finance and operations, known for his strategic focus and consistent record of enhancing profitability, operations management, and process optimization. In his former role as Chief Operating and Financial Officer at Quarterra Group, Inc., a Lennar Company, he spearheaded multi-strategy residential real estate investments and managed over $12 billion in assets. During his tenure as Chief Financial Officer at CalAtlantic Group, Inc., Mr. McCall led vision, strategy, and execution for all operations and corporate finance facets, resulting in revenue growth and enhanced enterprise valuation. He also achieved recognition for his leadership in investor relations, being named to the Institutional Investor’s “All-American Executive Team” each year from 2013 through 2018, as voted on by industry sell-side and buy-side analysts. Mr. McCall holds a Master of Business Administration, with a concentration in Accounting and Finance, from the University of Chicago and a Bachelor of Science in Finance from Northern Illinois University, where he graduated magna cum laude.

Mr. McCall states, “I am thankful for the opportunity to serve on the Tejon Ranch’s Board of Directors and look forward to offering my corporate finance and operations expertise to this organization with the goal of driving strategic growth and delivering exceptional value to our stakeholders.”

Mr. Eric Speron joins the Company’s Board with more than 22 years of financial management and advisory experience. Mr. Speron has worked with First Foundation Advisors since 2007, and currently serves as its Managing Director of Equities. At First Foundation, Mr. Speron is the portfolio manager of FBBYX, the First Foundation Total Return Fund. He was also a member of JP Morgan’s Institutional Equity division until 2007. An experienced director, Mr. Speron currently serves as a director for Tandy Leather, Inc. and Keweenaw Land Association. Previously, Mr. Speron served as a director of UCP, Inc. and Vidler Water Resources. Mr. Speron serves as an Investor in Residence at the University of California, Los Angeles’s Benjamin Graham Value Investing Program. Mr. Speron brings his strong financial and business backgrounds to the Company’s Board. Mr. Speron earned a Bachelor of Arts from Georgetown University with a double major in History and Government, and a minor in English. Mr. Speron is a Chartered Financial Analyst.

“I’m grateful for the opportunity to join the Board of Directors of Tejon Ranch,” said Eric Speron. “I look forward to utilizing my background in finance, business, and equity investing, as well as my experience as a board director, to position the Company for long-term growth.”

In addition to Ms. Gammon, Mr. Yee, Mr. McCall and Mr. Speron, the members of the Tejon Ranch Co. Board of Directors include Board Chair Norman J. Metcalfe and directors Steven A. Betts, Gregory S. Bielli, Anthony L. Leggio, Rhea Frawn Morgan, Geoffrey L. Stack (retiring December 11, 2024), Daniel R. Tisch, and Michael H. Winer.

About Tejon Ranch Company (NYSE: TRC)

Tejon Ranch Company is a diversified real estate development and agribusiness Company whose principal asset is its 270,000-acre land holding located approximately 60 miles north of Los Angeles and 30 miles south of Bakersfield. For more information on the Company, please go to www.tejonranch.com.